EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 29, 2024, related to the consolidated financial statements of Scientific Industries Inc. as of and for the year ended December 31, 2023, which appears in Annual Report on Form 10-K of Scientific Industries, Inc. for the year ended December 31, 2024. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Mazars USA LLP

New York, New York

July 1, 2025